UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2022

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed in the Current Report on Form 8-K filed by Surgalign Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on October 5, 2021 (the “Prior Form 8-K”), the U.S. District Court for the Northern District of Illinois (the “Court”) previously granted preliminary approval of the proposed settlements (the “Settlements”) of: (a) the consolidated derivative action captioned In re RTI Surgical Derivative Litigation, Lead Case No. 1:20-cv-3347-MFK (the “Derivative Action”); and (b) the securities class action captioned Lowry v. RTI Surgical Holdings, Inc., et al., Case No. 1:20-cv-1939-MFK (the “Class Action”). On January 24, 2022, the Court granted final approval of the settlement of the Derivative Action. On January 26, 2022, the Court granted final approval of the settlement of the Class Action. As part of the Settlements, the Court awarded attorney’s fees and expenses to plaintiffs’ counsel, which will be paid by the Company’s insurers. Additional information concerning the Settlements can be found in the Prior Form 8-K and on the “Investor Overview” page of the “Investors” section of the Company’s website, http://ir.surgalign.com. Other information contained in or accessible through the Company’s website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: January 27, 2022	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Chief Legal Officer and Corporate Secretary